UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 12, 2016

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual Meeting of Stockholders was held on October 12, 2016.

(b)

There were present at the meeting, either in person or by proxy, holders of 329,411,977 common shares. Stockholders elected the nine nominees, constituting our entire Board of Directors, to hold office until the next Annual Meeting of Stockholders in 2017; approved the advisory vote on named executive officer compensation; and ratified the selection of our independent registered public accounting firm.

Results of stockholder voting are as follows:

Election of Directors	For	Against	Abstain	Broker Non-Votes
B. Thomas Golisano	269,805,669	3,646,067	364,425	55,595,816
Joseph G. Doody	270,205,876	3,241,097	369,188	55,595,816
David J.S. Flaschen	260,451,100	12,848,076	516,985	55,595,816
Phillip Horsley	269,374,291	4,052,494	389,376	55,595,816
Grant M. Inman	260,217,047	13,108,693	490,421	55,595,816
Pamela A. Joseph	269,674,668	3,740,655	400,838	55,595,816
Martin Mucci	271,152,639	2,309,205	354,317	55,595,816
Joseph M. Tucci	259,060,925	14,354,197	401,039	55,595,816
Joseph M. Velli	269,587,286	3,825,905	402,970	55,595,816

Advisory Vote To Approve Named Executive Officer Compensation	For	Against	Abstain	Broker Non-Votes
	264,264,693	8,361,839	1,189,629	55,595,816

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Ratification of Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm	For	Against	Abstain
	324,185,334	4,540,675	685,968

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date:	October 14, 2016	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	October 14, 2016	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer